Exhibit 99.1

VeriFone Reports Results for the
Fourth Quarter and Fiscal 2011

SAN JOSE, CA - December 14, 2011 - VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months (“Q4 FY11”) and fiscal year ended October 31, 2011.

Non-GAAP net revenues for Q4 FY11 were $416 million, compared to $317 million in the previous quarter and $276 million for the comparable period of 2010 (“Q4 FY10”), a 51% year-over-year increase. Q4 FY11 marked the sixth straight quarter that the growth rate exceeded 20% year-over-year, excluding the contribution from the Hypercom business acquired in August.

Non-GAAP net revenues for the full year ended October 31, 2011, were $1,310 million, a 31% increase over the $1,002 million result for the full year ended October 31, 2010. GAAP net revenues were $411 million for Q4 FY11, $317 million for the prior quarter and $276 million for Q4 FY10. For FY11, GAAP net revenues totaled $1,304 million, a 30% increase over the $1,002 million total for FY10.

Non-GAAP gross margins were 40% for Q4 FY11, compared to 43% in the prior quarter and 40% in Q4 FY10. Non-GAAP gross margins were 42% for the full year ended October 31, 2011, and 39% for the full year ended October 31, 2010. GAAP gross margins were 31% for the latest quarter, 42% for the prior quarter and 38% for Q4 FY10. GAAP gross margins were 38% for FY11, compared to 37% for FY10.

Non-GAAP net income per diluted share for Q4 FY11 was $0.53, compared to $0.49 in the prior quarter and $0.40 for Q4 FY10, a 33% year-over-year increase. Non-GAAP net income per diluted share for the full year ended October 31, 2011, was $1.92, a 45% increase over the $1.32 figure for the full year ended October 31, 2010. GAAP net income per diluted share for the latest quarter was $1.84, compared to $0.28 in the prior quarter and $0.55 in Q4 FY10. GAAP net income per diluted share was $2.92 for FY11 and $1.13 for FY10.

“We finished 2011 with another year of record revenues and record profit, and are now midway through our multi-year transformation to the world's leading services-driven payment technology provider,” said Douglas G. Bergeron, Chief Executive Officer. “Looking to 2012, we are very encouraged by the opportunities at hand throughout our growing, global marketplace.”

Highlights Since Last Earnings Release

The partnership between VeriFone and Google continued to flourish, reflected in 40,000 retail lanes across the U.S.

VeriFone has upgraded each lane's point-of-sale system with NFC functionality and VeriFone-developed applications and interfaces for the Google Wallet. VeriFone has proven invaluable to Google's initiative, outfitting 12 of the 13 high-function SingleTap™ merchants (as listed on Google's website, http://www.google.com/wallet/where-it-works.html) taking mobile payments, offers and loyalty from the Google Wallet.

On November 14, VeriFone announced a definitive agreement to acquire Point, Northern Europe's largest provider of payment and gateway services and solutions for retailers. Point, based in Stockholm, with operations in 11 Northern European countries, serves a contracted network encompassing almost 475,000 merchant accounts. VeriFone intends to extend the Point platform throughout the region and beyond, creating the world's largest infrastructure for rapid deployment of alternative payments. VeriFone will pay approximately EUR 600 million to acquire all of the equity of Point, and will also retire existing Point debt of approximately EUR 170 million at closing. The acquisition is expected to close by the end of December 2011, and is expected to be accretive to non-GAAP earnings by $0.08 to $0.10 per fully diluted shares in fiscal 2012 and $0.30 to $0.35 in fiscal 2013.

On November 1, VeriFone announced the acquisition of Global Bay Mobile Technologies, a leading provider of next-generation mobile retail solutions. Global Bay's technology, coupled with VeriFone's secure mobile payment technology, offers the retailer an unparalleled comprehensive and integrated suite of mobile applications that will transform the in-store experience.

Guidance for First Quarter 2012 and Full Year
VeriFone has updated its guidance assuming the pending Point acquisition closes at the end of this month. For the first fiscal quarter ending January 31, 2012, VeriFone expects to report net revenues in the range of $415 million to $420 million. Non-GAAP net income per diluted share is projected to range from $0.50 to $0.52. For the full year of fiscal 2012, VeriFone expects to report net revenues in the range of $1.90 billion to $1.92 billion. Non-GAAP net income per diluted share is expected to range from $2.53 to $2.60 in FY12.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include, but are not limited to: whether the proposed transaction described herein can be completed in a timely manner and whether the anticipated benefits of the proposed transaction can be achieved, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, whether the expected benefits of our business initiatives are achieved, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com
Investor Contact:
Doug Reed
Treasurer and Vice President, Investor Relations
Tel: 408-232-7979
Email: ir@verifone.com

Editorial Contact:
Pete Bartolik
VeriFone Media Relations
Tel: 508-283-4112
Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone's competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone's, in a manner that VeriFone's management believes does not reflect underlying operating performance that is comparable to VeriFone's. Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Acquisition Related Expenses and Restructuring Costs. VeriFone adjusts certain revenues and expenses that are the result of acquisitions and restructurings. These adjustments include the amortization of purchased intangible assets, step-down in deferred revenue on acquisition and step-up in inventory on acquisition. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies and true-up of balances established at the time of acquisition and other acquisition related charges (such as integration charges, professional fees, certain interest charges and certain foreign currency impacts.) Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

Note B: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note C: Other Charges and Income. VeriFone excludes certain expenses and income that are the result of either unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods.

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Post-restatement incremental professional services fees, which include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation, are excluded from general and administrative expenses. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP.

•
Gains or losses on financial transactions that result from unforeseen circumstances and typically occur outside of the ordinary course of business are excluded from Other income (expense), net to ensure comparability between periods.

•
Non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) is excluded to promote comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

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Income taxes are adjusted for the tax effect of excluding items related to our non-GAAP financial measures, in order to provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business.

Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note D: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive. For diluted non-GAAP net income per share, we have reduced the diluted share count for shares that would be delivered to us pursuant to hedge transactions that we believe will be effective upon conversion of the currently outstanding Senior Convertible Notes (the “Notes”) due in June 2012.  Under GAAP, shares delivered to us in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended October 31,			Years Ended October 31,
	2011	2010	% Change	2011	2010	% Change
Net revenues:
System Solutions	$319,211	$228,296	39.8%	$1,033,911	$828,949	24.7%
Services	91,493	47,675	91.9%	269,955	172,588	56.4%
Total net revenues	410,704	275,971	48.8%	1,303,866	1,001,537	30.2%

Cost of net revenues:
System Solutions	227,154	146,393	55.2%	655,511	530,821	23.5%
Services	57,488	25,877	122.2%	156,605	100,404	56.0%
Total cost of net revenues	284,642	172,270	65.2%	812,116	631,225	28.7%

Gross profit	126,062	103,701	21.6%	491,750	370,312	32.8%

Operating expenses:
Research and development	34,654	20,427	69.6%	109,155	74,227	47.1%
Sales and marketing	46,060	27,632	66.7%	138,274	94,666	46.1%
General and administrative	52,936	25,867	92.6%	138,611	98,995	46.7%
Total operating expenses	133,650	73,926	80.8%	386,040	267,888	44.1%

Operating income (loss)	(7,588)	29,775	nm	105,710	102,424	3.2%
Interest expense	(5,952)	(6,487)	-8.2%	(28,950)	(28,344)	2.1%
Interest income	1,546	390	296.4%	2,595	1,278	103.1%
Other income, net	5,706	2,186	161.0%	11,637	2,887	303.1%
Income (loss) before income taxes	(6,288)	25,864	nm	90,992	78,245	16.3%
Benefit from income taxes	(205,114)	(23,577)	770.0%	(191,412)	(20,582)	830.0%
Net income	$198,826	$49,441	302.1%	$282,404	$98,827	185.8%

Net income per share:
Basic	$1.90	$0.58		$3.06	$1.16
Diluted	$1.84	$0.55		$2.92	$1.13

Weighted average shares used in computing net income per share:
Basic	104,497	85,895		92,414	85,203
Diluted	108,339	89,318		96,616	87,785

nm-not meaningful

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

		Three Months Ended			% of Change		Years Ended October 31,
		Oct. 31, 2011	Jul. 31, 2011	Oct. 31, 2010	% SEQ Incr.	% YoY Incr.	2011	2010	% YoY Incr.
Total GAAP Net Revenues:
United States and Canada		$115,655	$121,807	$122,109	-5.1%	-5.3%	$486,500	$440,873	10.3%
Europe, Middle East and Africa		148,613	97,032	70,166	53.2%	111.8%	417,615	268,197	55.7%
Latin America		104,621	64,961	53,887	61.1%	94.1%	275,930	197,804	39.5%
Asia		41,815	33,151	29,809	26.1%	40.3%	123,821	94,663	30.8%
Total GAAP net revenues		$410,704	$316,951	$275,971	29.6%	48.8%	$1,303,866	$1,001,537	30.2%

Amortization of step-down in deferred revenue on acquisition:
United States and Canada	A	$106	$29	$29			$203	$29
Europe, Middle East and Africa	A	1,364	174	—			1,972	—
Latin America	A	344	—	—			344	—
Asia	A	3,122	1	—			3,125	—
		$4,936	$204	$29			$5,644	$29
Total Non-GAAP Net Revenues:
United States and Canada		$115,761	$121,836	$122,138	-5.0%	-5.2%	$486,703	$440,902	10.4%
Europe, Middle East and Africa		149,977	97,206	70,166	54.3%	113.7%	419,587	268,197	56.4%
Latin America		104,965	64,961	53,887	61.6%	94.8%	276,274	197,804	39.7%
Asia		44,937	33,152	29,809	35.5%	50.7%	126,946	94,663	34.1%
Total Non-GAAP net revenues		$415,640	$317,155	$276,000	31.1%	50.6%	$1,309,510	$1,001,566	30.7%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	October 31, 2011	October 31, 2010
Assets
Current assets:
Cash and cash equivalents	$594,562	$445,137
Accounts receivable, net	294,440	132,988
Inventories	144,316	111,901
Other current assets	124,286	71,065
Total current assets	1,157,604	761,091

Property, plant and equipment, net	65,504	46,007
Purchased intangible assets, net	263,767	50,121
Goodwill	561,414	169,322
Other assets	263,472	48,785

Total assets	$2,311,761	$1,075,326

Liabilities and Equity
Current liabilities:
Accounts payable	$144,278	$64,016
Income taxes payable	9,116	651
Deferred revenue, net	68,824	55,264
Other current liabilities	210,051	134,595
Short-term debt	272,055	5,280
Total current liabilities	704,324	259,806

Deferred revenue, net	31,467	22,344
Long-term debt	211,756	468,231
Other long-term liabilities	168,721	117,482

Noncontrolling interest	1,300	1,438
Total stockholders' equity	1,194,193	206,025

Total liabilities and equity	$2,311,761	$1,075,326

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Years Ended October 31,
	2011	2010
Cash flows from operating activities
Net income	$282,404	$98,827
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, net	48,318	46,602
Stock-based compensation	34,144	21,066
Non-cash interest expense	15,695	14,479
Gain on bargain purchase of business	(1,772)	—
Deferred income taxes	(227,034)	(15,439)
(Gain) Loss on adjustments to acquisition related balances, net	6,479	(10,299)
Other	454	3,490
Net cash provided by operating activities before changes in working capital	158,688	158,726
Changes in operating assets and liabilities:
Accounts receivable, net	(72,386)	37,405
Inventories	23,224	(14,373)
Other assets	(1,824)	(27,290)
Accounts payable	29,461	(26,636)
Income taxes payable	6,441	(2,072)
Deferred revenues, net	14,801	12,521
Other liabilities	16,168	17,745
Net cash provided by operating activities	174,573	156,026
Cash flows from investing activities
Purchases of property, plant and equipment	(12,973)	(8,556)
Software development costs capitalized	(1,838)	(3,022)
Acquisitions of businesses, net of cash acquired	(49,231)	(10,136)
Purchase of equity investment	—	(5,000)
Other	873	1,615
Net cash used in investing activities	(63,169)	(25,099)
Cash flows from financing activities
Repayments of debt and advances against banker's acceptances	(10,233)	(14,606)
Proceeds from debt and advances against banker's acceptances	73	3,561
Proceeds from issuance of common stock through employee equity incentive plans	48,534	12,797
Acquisition of business-noncontrolling interest	—	(11,740)
Other	300	(394)
Net cash provided by (used in) financing activities	38,674	(10,382)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(653)	(404)

Net increase in cash and cash equivalents	149,425	120,141
Cash and cash equivalents, beginning of period	445,137	324,996
Cash and cash equivalents, end of period	$594,562	$445,137

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			For the Years Ended Oct. 31,
		Oct. 31, 2011	Jul. 31, 2011	Oct. 31, 2010	2011	2010

GAAP Net revenues - System Solutions		$319,211	$253,659	$228,296	$1,033,911	$828,949
Amortization of step-down in deferred revenue on acquisition	A	2,780	—	11	2,780	11
Non-GAAP Net revenues - System Solutions		$321,991	$253,659	$228,307	$1,036,691	$828,960

GAAP Net revenues - Services		$91,493	$63,292	$47,675	$269,955	$172,588
Amortization of step-down in deferred revenue on acquisition	A	$2,156	$204	$18	$2,864	$18
Non-GAAP Net revenues - Services		$93,649	$63,496	$47,693	$272,819	$172,606

GAAP Net revenues		$410,704	$316,951	$275,971	$1,303,866	$1,001,537
Amortization of step-down in deferred revenue on acquisition	A	4,936	204	29	5,644	29
Non-GAAP Net revenues		$415,640	$317,155	$276,000	$1,309,510	$1,001,566

GAAP Cost of net revenues - System Solutions		$227,154	$150,621	$146,393	$655,511	$530,821
Stock-based compensation	B	(457)	(380)	(327)	(1,539)	(986)
Acquisition related and Restructuring costs	A	(25,086)	(134)	(171)	(25,832)	(381)
Amortization of purchased intangible assets	A	(8,112)	(2,483)	(5,903)	(18,167)	(19,628)
Non-GAAP Cost of net revenues - System Solutions		$193,499	$147,624	139,992	$609,973	$509,826

GAAP Cost of net revenues - Services		$57,488	$34,718	25,877	$156,605	$100,404
Stock-based compensation	B	(44)	(53)	(22)	(185)	(83)
Acquisition related and Restructuring costs	A	(881)	33	(6)	(976)	(99)
Amortization of purchased intangible assets	A	(334)	(204)	(103)	(991)	(1,637)
Non-GAAP Cost of net revenues - Services		$56,229	$34,494	$25,746	$154,453	$98,585

GAAP Gross profit - System Solutions		$92,057	$103,038	$81,903	$378,400	$298,128
Amortization of step-down in deferred revenue on acquisition	A	2,780	—	11	2,780	11
Stock-based compensation	B	457	380	327	1,539	986
Acquisition related and Restructuring costs	A	25,086	134	171	25,832	381
Amortization of purchased intangible assets	A	8,112	2,483	5,903	18,167	19,628
Non-GAAP Gross profit - System Solutions		$128,492	$106,035	$88,315	$426,718	$319,134

GAAP System Solutions gross margins		28.8%	40.6%	35.9%	36.6%	36.0%
Amortization of step-down in deferred revenue on acquisition as a % of System Solutions net revenues		0.9%	0.0%	0.0%	0.3%	0.0%
Stock-based compensation as a % of System Solutions net revenues		0.1%	0.1%	0.1%	0.1%	0.1%
Acquisition related and Restructuring costs as a % of System Solutions net revenues		7.9%	0.1%	0.1%	2.5%	0.0%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			For the Years Ended Oct. 31,
		Oct. 31, 2011	Jul. 31, 2011	Oct. 31, 2010	2011	2010
Amortization of purchased intangible assets as a % of System Solutions net revenues		2.5%	1.0%	2.6%	1.8%	2.4%
Non-GAAP System Solutions gross margins		39.9%	41.8%	38.7%	41.2%	38.5%

GAAP Gross profit - Services		$34,005	$28,574	$21,798	$113,350	$72,184
Amortization of step-down in deferred revenue on acquisition	A	2,156	204	18	2,864	18
Stock-based compensation	B	44	53	22	185	83
Acquisition related and Restructuring costs	A	881	(33)	6	976	99
Amortization of purchased intangible assets	A	334	204	103	991	1,637
Non-GAAP Gross profit - Services		$37,420	$29,002	$21,947	$118,366	$74,021

GAAP Services gross margins		37.2%	45.1%	45.7%	42.0%	41.8%
Amortization of step-down in deferred revenue on acquisition as a % of Services net revenues		2.4%	0.3%	0.0%	1.1%	0.0%
Stock-based compensation as a % of Services net revenues		0.0%	0.1%	0.0%	0.1%	0.0%
Acquisition related and Restructuring costs as a % of Services net revenues		1.0%	-0.1%	0.0%	0.4%	0.1%
Amortization of purchased intangible assets as a % of Services net revenues		0.4%	0.3%	0.2%	0.4%	0.9%
Non-GAAP Services gross margins		40.0%	45.7%	46.0%	43.4%	42.9%

GAAP Gross profit		$126,062	$131,612	$103,701	$491,750	$370,312
Amortization of step-down in deferred revenue on acquisition	A	4,936	204	29	5,644	29
Stock-based compensation	B	501	433	349	1,724	1,069
Acquisition related and Restructuring costs	A	25,967	101	177	26,808	480
Amortization of purchased intangible assets	A	8,446	2,687	6,006	19,158	21,265
Non-GAAP Gross profit		$165,912	$135,037	$110,262	$545,084	$393,155

GAAP Gross margins		30.7%	41.5%	37.6%	37.7%	37.0%
Amortization of step-down in deferred revenue on acquisition as a % of net revenues		1.2%	0.1%	0.0%	0.4%	0.0%
Stock-based compensation as a % of net revenues		0.1%	0.1%	0.1%	0.1%	0.1%
Acquisition related and Restructuring costs as a % of net revenues		6.3%	0.0%	0.1%	2.1%	0.0%
Amortization of purchased intangible assets as a % of net revenues		2.1%	0.8%	2.2%	1.5%	2.1%
Non-GAAP Gross margins		39.9%	42.6%	40.0%	41.6%	39.3%

GAAP Research and development		$34,654	$27,457	$20,427	$109,155	$74,227
Stock-based compensation	B	(1,199)	(1,001)	(757)	(4,015)	(2,682)
Acquisition related and Restructuring costs	A	(959)	(12)	(1)	(982)	9
Non-GAAP Research and development		$32,496	26,444	$19,669	$104,158	$71,554
Non-GAAP Research and development as a % of net revenues		7.8%	8.3%	7.1%	8.0%	7.1%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			For the Years Ended Oct. 31,
		Oct. 31, 2011	Jul. 31, 2011	Oct. 31, 2010	2011	2010
GAAP Sales and marketing		$46,060	$32,769	$27,632	$138,274	$94,666
Stock-based compensation	B	(3,090)	(3,330)	(2,942)	(13,000)	(8,985)
Acquisition related and Restructuring costs	A	(7,079)	(1,096)	(779)	(8,435)	(789)
Amortization of purchased intangible assets	A	(8)	—	—	(8)	—
Non-GAAP Sales and marketing		$35,883	$28,343	$23,911	$116,831	$84,892
Non-GAAP Sales and marketing as a % of net revenues		8.6%	8.9%	8.7%	8.9%	8.5%

GAAP General and administrative and amortization of purchased intangible assets		$52,936	$30,637	$25,867	$138,611	$98,995
Stock-based compensation	B	(4,246)	(3,586)	(2,872)	(15,405)	(8,325)
Other charges - SOX remediation	C	—	—	—	—	(1,094)
Acquisition related and Restructuring costs	A	(16,457)	(5,537)	(1,895)	(28,277)	(4,043)
Amortization of purchased intangible assets		(8,863)	(1,980)	(2,983)	(14,822)	(14,624)
Non-GAAP General and administrative		$23,370	$19,534	$18,117	$80,107	$70,909
Non-GAAP General and administrative as a % of net revenues		5.6%	6.2%	6.6%	6.1%	7.1%

GAAP Operating expenses		$133,650	$90,863	$73,926	$386,040	$267,888
Stock-based compensation	B	(8,535)	(7,917)	(6,571)	(32,420)	(19,992)
Other charges - SOX remediation	C	—	—	—	—	(1,094)
Acquisition related and Restructuring costs	A	(24,495)	(6,645)	(2,675)	(37,694)	(4,823)
Amortization of purchased intangible assets	A	(8,871)	(1,980)	(2,983)	(14,830)	(14,624)
Non-GAAP Operating expenses		$91,749	$74,321	$61,697	$301,096	$227,355
Non-GAAP Operating expenses as a % of net revenues		22.1%	23.4%	22.4%	23.0%	22.7%

GAAP Operating income		$(7,588)	$40,749	$29,775	$105,710	$102,424
Amortization of step-down in deferred revenue on acquisition	A	4,936	204	29	5,644	29
Stock-based compensation	B	9,036	8,350	6,920	34,144	21,061
Other charges - SOX remediation	C	—	—	—	—	1,094
Acquisition related and Restructuring costs	A	50,462	6,746	2,852	64,502	5,303
Amortization of purchased intangible assets	A	17,317	4,667	8,989	33,988	35,889
Non-GAAP Operating income		$74,163	$60,716	$48,565	$243,988	$165,800

GAAP Operating margin		(1.8)%	12.9%	10.8%	8.1%	10.2%
Amortization of step-down in deferred revenue on acquisition as a % of net revenues		1.2%	0.1%	0.0%	0.4%	0.0%
Stock-based compensation as a % of net revenues		2.2%	2.6%	2.5%	2.6%	2.1%
Other charges - SOX remediation as a % of net revenues		0.0%	0.0%	0.0%	0.0%	0.1%
Acquisition related and Restructuring costs as a % of net revenues		12.3%	2.1%	1.0%	4.9%	0.5%
Amortization of purchased intangible assets as a % of net revenues		4.2%	1.5%	3.3%	2.6%	3.6%
Non-GAAP Operating margin		17.8%	19.1%	17.6%	18.6%	16.6%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
		For the Three Months Ended			For the Years Ended Oct. 31,
		Oct. 31, 2011	Jul. 31, 2011	Oct. 31, 2010	2011	2010

GAAP Interest expense		$(5,952)	$(7,963)	$(6,487)	$(28,950)	$(28,344)
Acquisition related interest charges	A	(1,571)	671	(608)	40	650
Non-cash interest expense	C	4,034	3,961	3,745	15,576	14,479
Non-GAAP Interest expense		$(3,489)	$(3,331)	$(3,350)	$(13,334)	$(13,215)

GAAP Interest income		$1,546	$479	$390	$2,595	$1,278
Non-GAAP Interest income		$1,546	$479	$390	$2,595	$1,278

GAAP Other income (expense), net		$5,706	$6,154	$2,186	11,637	$2,887
Acquisition related and Restructuring costs	A	(6,735)	(1,245)	(2,614)	(7,868)	(3,342)
Non-operating gains	C	—	(5,196)	—	(5,196)	(1,955)
Non-GAAP Other income (expense), net		$(1,029)	$(287)	$(428)	(1,427)	$(2,410)

Non-GAAP Income before income taxes		$71,191	$57,577	$45,177	$231,822	$151,453

GAAP Provision for (benefit of) income taxes		$(205,114)	$13,072	$(23,577)	$(191,412)	$(20,582)
Income tax effect of non-GAAP exclusions	C	219,352	(1,557)	32,612	237,776	56,182
Non-GAAP Provision for income taxes		$14,238	$11,515	$9,035	$46,364	$35,600
Non-GAAP Income tax rate		20.0%	20.0%	20.0%	20.0%	24.0%

GAAP Net income		$198,826	$26,347	$49,441	$282,404	$98,827
Amortization of step-down in deferred revenue on acquisition	A	4,936	204	29	5,644	29
Stock-based compensation	B	9,036	8,350	6,920	34,144	21,061
Other charges - SOX remediation	C	—	—	—	—	1,094
Acquisition related and Restructuring costs	A	42,156	6,172	(370)	56,674	2,611
Amortization of purchased intangible assets	A	17,317	4,667	8,989	33,988	35,889
Non-cash interest expense	C	4,034	3,961	3,745	15,576	14,479
Non-operating gains	C	—	(5,196)	—	(5,196)	(1,955)
Income tax effect of non-GAAP exclusions	C	(219,352)	1,557	(32,612)	(237,776)	(56,182)
Total Non-GAAP Net income		$56,953	$46,062	$36,142	$185,458	$115,853

Non-GAAP Net income per share:
Basic		$0.55	$0.51	$0.42	$2.01	$1.36
Diluted		$0.53	$0.49	$0.40	$1.92	$1.32

Weighted average shares used in computing GAAP net income per share:
Basic		104,497	89,602	85,895	92,414	85,203

Diluted		108,339	93,322	89,318	96,616	87,785
Hedge on Convertible Notes Dilution	D	—	(31)	—	(104)	—
Non-GAAP Diluted shares used in computing net income per share		108,339	93,291	89,318	96,512	87,785

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	For the Three Months Ended			For the Years Ended Oct. 31,
	Oct. 31, 2011	Jul. 31, 2011	Oct. 31, 2010	2011	2010
GAAP Net income as a % of net revenues	48.4%	8.3%	17.9%	21.7%	9.9%
Amortization of step-down in deferred revenue on acquisition as a % of net revenues	1.2%	0.1%	0.0%	0.4%	0.0%
Stock-based compensation as a % of net revenues	2.2%	2.6%	2.5%	2.6%	2.1%
Other charges - SOX remediation as a % of net revenues	0.0%	0.0%	0.0%	0.0%	0.1%
Acquisition related and Restructuring costs as a % of net revenues	10.3%	1.9%	-0.1%	4.3%	0.3%
Amortization of purchased intangible assets as a % of net revenues	4.2%	1.5%	3.3%	2.6%	3.6%
Non-cash interest expense as a % of net revenues	1.0%	1.2%	1.4%	1.2%	1.4%
Non-operating gains as a % of net revenues	0.0%	-1.6%	0.0%	-0.4%	-0.2%
Income tax effect of non-GAAP exclusions as a % of net revenues	-53.4%	0.5%	-11.8%	-18.2%	-5.6%
Total Non-GAAP Net income as a % of non-GAAP net revenues	13.7%	14.5%	13.1%	14.2%	11.6%